UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of principal executive offices and zip code)

(213) 660-4250

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 11, 2023, Crown Electrokinetics Corp. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its issued common stock, par value $0.0001 per share (“Common Stock”), in the ratio of 1-for-60 (the “Reverse Stock Split”) to be effective at 11:59 p.m. eastern on August 14, 2023. The Common Stock will begin trading on a split-adjusted basis at the market open on Tuesday, August 15, 2023.

The Reverse Stock Split and the form of Certificate of Amendment were previously approved by the Company’s Board of Directors and the Company’s stockholders (as noted below). The new CUSIP number for the Common Stock following the Reverse Stock Split is 228339305. No fractional shares will be issued as a result of the Reverse Stock Split. Instead, any fractional shares that would have resulted from the Reverse Stock Split will be rounded up to the next whole number. The Reverse Stock Split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s outstanding Common Stock, except for adjustments that may result from the treatment of fractional shares. The number of authorized shares of Common Stock of the Company and number of authorized, issued, and outstanding shares of the preferred stock of the Company were not changed.

The above description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

An annual meeting (the “Annual Meeting”) of the stockholders of the Company was held on August 11, 2023. As of July 10, 2023, the record date for the Annual Meeting, 67,169,261 shares of Common Stock were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below. The voting results reported below are final.

Proposal No. 1

The Company’s stockholders elected Douglas Croxall, Daniel Marcus and Dr. DJ Nag to the Company’s Board of Directors, to hold office until the 2024 annual meeting of stockholders or until his successor shall have been duly elected or appointed and qualify, based upon the following votes:

Nominee	Votes “FOR”	Votes WITHHELD
Douglas Croxall	18,988,824	5,493,931
Daniel Marcus	19,582,502	4,900,253
Dr. DJ Nag	19,414,806	5,067,949

Proposal No. 2

The Company’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, based upon the following votes:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	BROKER NON-VOTES
32,707,864	3,138,717	979,156	--

Proposal No. 3

The Company’s stockholders approved a reverse stock split of the Common Stock at a ratio of not more than 1-for-60, such ratio to be determined by the Board of Directors on or prior to December 15, 2023, in its sole discretion:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	BROKER NON-VOTES
28,326,515	8,451,621	47,601	--

Proposal No. 4

The Company’s stockholders approved the issuance of shares of Common Stock and warrants to purchase shares of Common Stock to holders of certain of the Company’s secured convertible notes in connection with the amendment and waiver of certain terms thereof:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	BROKER NON-VOTES
16,309,954	8,034,794	138,007	12,342,982

Proposal No. 5

The Company’s stockholders approved the issuance of shares of Common Stock to holders of certain of the Company’s senior secured notes in connection with the extension of the maturity date thereof:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	BROKER NON-VOTES
16,378,170	7,875,730	228,855	12,342,982

Proposal No. 6

The Company’s stockholders approved private placements of shares of preferred stock and warrants to purchase Common Stock:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	BROKER NON-VOTES
16,190,113	8,037,214	255,428	12,342,982

Proposal No. 7

The Company’s stockholders approved the issuance of shares of Common Stock in connection with extensions of the maturity date of promissory notes pursuant to the Company’s line of credit:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	BROKER NON-VOTES
16,119,985	8,184,996	177,774	12,342,982

Proposal No. 8

The Company’s stockholders approved the issuance of shares of Common Stock to holders of the Company’s demand notes:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	BROKER NON-VOTES
16,259,928	8,134,606	88,221	12,342,982

Proposal No. 9

The Company’s stockholders approved the issuance of shares of Common Stock pursuant to the Company’s equity line of credit:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	BROKER NON-VOTES
16,205,960	8,023,398	253,397	12,342,982

Item 8.01.	Other Events

On August 14, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed August 11, 2023

99.1	Press Release dated August 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2023

CROWN ELECTROKINETICS CORP.

By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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